Exhibit 10.1
LEASE AGREEMENT
LANDLORD and TENANT agree to lease the premises for the term, at the rent stated herein, and subject to the following terms and conditions (“LANDLORD” and “TENANT” include all landlords and all tenants under this Lease):

DATE OF LEASE: January 9, 2008

LANDLORD:	1101 ASSOCIATES, LP
c/o:	Needleman Management Company, Inc.
1060 North Kings Highway; Suite 250
Cherry Hill, NJ 08034

TENANT:	TRM CORPORATION
1521 Locust Street, Suite 200
Philadelphia, PA 19102

BUILDING:	1101 North Kings Highway; Cherry Hill, NJ; 08034
LEASED PREMISES:	SUITE: G100 SIZE: 3000 SF

TERM: Thirty-eight (38) months	SECURITY DEPOSIT:	$3750
Proposed commencement: 03/01/2008	% OF BUILDING:	07.00
Proposed termination: 04/30/2011	BASE YEAR:	2008
RENT FOR THE TERM IS:       $141,756.00
     Rent is payable in advance on the first day of each month as follows:

03/01/2008-04/30/2008:	No rent due
05/01/2008-04/30/2009:	$45,000/year; $3750/month
05/01/2009-04/30/2010:	$47,256/year; $3938/month
05/01/2010-04/30/2011:	$49,500/year; $4125/month
JANITORIAL SERVICES ARE INCLUDED IN BASE RENT.
UTILITY USE CHARGES ARE INCLUDED IN BASE RENT.
SEE SECTION 32 FOR OPTION TERMS.

PLEASE MAKE CHECKS PAYABLE TO:	1101 ASSOCIATES, LP
FORWARD TO:	Needleman Management Company, Inc.
1060 North Kings Highway; Suite 250
Cherry Hill, NJ 08034

LIABILITY INSURANCE:	Minimum amount for each person injured:	$1,000,000
	Minimum amount for any accident:	$1,000,000
	Minimum amount for property damage:	$1,000,000

BROKER:	Landlord and Tenant recognize MARKEIM-CHALMERS, INC. as the Broker who brought about this Lease.

USE OF RENTAL SPACE:	Business office with ancillary use.
1. ADDITIONAL RENT. As additional rent, Tenant to pay pro rata share (07.00%) of increases over the Base Year (2008) of real estate and related taxes, and the aggregate cost of maintaining and operating the Building and its common areas.
Costs of operating and maintaining the Building will include by way of example rather than limitation, costs of snow and ice removal; maintenance of elevator and elevator equipment if applicable, and parking lot and lighting equipment; cleaning and trash removal; repair and maintenance of storm and sewer system; electricity used in common areas, where applicable; repainting and maintenance of signs and light standards; exterior painting, landscaping, materials and services; management fees; and, insurance (general liability, loss of rent, fire and additional hazard insurance, and other insurance as Landlord deems necessary) which benefit all tenants in the Building. Notwithstanding the foregoing, costs of maintaining and operating the Building will exclude capital improvements, leasing improvements, and tenant improvement work. The first billing for any of these escalation costs will be presented for payment in early 2010 and will be calculated by taking 2009 expenses in excess of the 2008 Base Year Expenses. Sums billed under this paragraph will be due and payable by Tenant within 20 days after receipt of bills from Landlord for the first occurring year, and are to be paid monthly (estimated amount) for subsequent years. The building is approximately 95% occupied. To the best of Landlord’s knowledge no significant tenant plans to vacate the Building in 2008.
In addition to the initial billing, Tenant will begin paying 1/12 of this amount toward the 2009 estimated escalation billing. This amount will then be adjusted annually based upon an actual accounting of the completed year’s experience.
All sums or some or any of them, may become due by reason of the failure of Tenant to comply with the terms and conditions of this Lease, and all damages, costs and expenses Landlord may suffer or incur by reason of any default by Tenant, and any damages to the demised premises caused by any act or omission of Tenant, will be payable within fifteen (15) days after receipt of bills from Landlord.
2. LATE CHARGE. If the Minimum Rent or any Additional Rent is not paid within ten (10) days from the date same is due, Landlord, at its option, may charge a late fee of five percent (5%) of the amount due.
3. INSURANCE. Tenant will obtain and keep in effect throughout the Term, insurance policy or policies, issued by any insurance carrier reasonably satisfactory to Landlord, providing general comprehensive public liability insurance against claims for personal injury (including death) and property damage in amounts as stated on Page 1 of this Lease. Said policy shall name Landlord as an

Additional Insured. Tenant must provide Landlord current evidence of insurance upon execution of this Lease, and within fifteen (15) days of the expiration date of the then current policy.
4. WAIVER OF SUBROGATION. Each party hereto waives any cause of action it might have against the other party on account of any loss or damage insured against under any insurance policy including without limitation liability insurance policies (to the extent such loss or damage is recoverable under such insurance policy) that covers the Building, the Leased Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business, and which names Landlord or Tenant, as the case may be, as a party insured. All insurance policies maintained by Landlord or Tenant will, at such parties cost and expenses, if any, contain provisions, waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.
5. BUILDING SERVICES; MAINTENANCE.
(A) Landlord will provide, within professional standards on each item, the following services and facilities:
(1) Cleaning and maintenance of common areas in the building;
(2) Water and sewer service;
(3) Janitorial service (five business days per week)
(4) Tenant has control of both HVAC units that service the Premises via thermostats therein. Landlord is responsible for maintaining the HVAC units and thermostats. Tenant may set the thermostat at a selected temperature. The temperature within the Premises is presumed acceptable at no less than 68º and no more than 78º dependent on the season and time of day.
(5) Landlord will undertake, at its sole cost and expense, any and all repairs necessary to maintain the heating, plumbing, air conditioning and electrical systems, as well as windows, floors (excluding carpeting) and all other structural items which constitute a part of the Building and Leased Premises and are installed or furnished by Landlord; provided, however, Landlord will not be obligated to undertake any of such repairs until the expiration of a reasonable period of time following notice from Tenant that such repair is needed, which, in no event shall be longer than 10 calendar days except with respect to HVAC or water and sewer services which shall be addressed within 24 hours, and Landlord will use best efforts to resume service thereafter. In no event will Landlord be obligated under this subparagraph to pay for the repair to correct any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors; however Landlord agrees to take responsibility for appropriate repairs..
(B)	Landlord does not warrant the services and facilities provided for in subparagraph (A) above will be free from slowdown, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment, involved in the furnishing of any such services or facilities, or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord; and specifically, no such slowdown, interruption or stoppage will cause any abatement of Rent or Additional Rent payable hereunder or in any manner or for any purpose relieves Tenant from any of its obligations hereunder, except if such slowdown or interruption extends beyond ten (10) consecutive business days, and in no event will Landlord be liable for damage to persons or property or be in default hereunder as a result of such slowdown, interruption or stoppage. Landlord agrees to use reasonable diligence to resume the affected service upon any cessation of such slowdowns, interruption or stoppage.
(C)	Except to the extent Landlord is obligated to undertake repairs as provided hereinabove, Tenant will keep the Leased Premises and the fixtures contained therein in good, neat and orderly condition, reasonable wear and tear excepted.
(D)	Landlord will not be liable by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, additions or improvements to the Leased Premises or the Building or to any appurtenances or equipment therein. It being understood, though, Landlord will cooperate with Tenant and interfere as little as reasonably practicable with the conduct of Tenant’s business. There will be no abatement of Rent because of such repairs, alterations, additions or improvements, until after the completion of fourteen (14) business days from the original problem.
6. ALTERATIONS AFTER COMMENCEMENT OF LEASE. Tenant will not make or permit to be made any alterations, improvements or additions to the Leased Premises without, on each occasion, first presenting to Landlord plans and specifications therefor and obtaining Landlord’s prior written consent thereto, which consent will not be unreasonably withheld. If Landlord will consent to such proposed alterations, improvements and additions, Tenant will make the proposed alterations, improvements and additions at Tenant’s sole cost and expense; provided, however: (i) all such alterations will be performed in a good and workmanlike manner, in accordance with all applicable laws, ordinances, codes, rules and regulations, including but not limited to the ADA Code; (ii) such alterations, improvements, and additions will not impair the structural integrity of the Building or any other improvements or reduce the value of the Leased Premises; (iii) Tenant will take or cause to be taken all steps as required or permitted by law in order to avoid the impositions of any mechanic’s, laborer’s or materialman’s lien(s) upon the Leased Premises or Building; and, (iv) the occupants of the Building and of any adjoining real estate owned by Landlord will not be disturbed in any respect with their use and occupancy by reason thereof. All alterations, improvements and additions to the Leased Premises which are constructed, installed or otherwise made by Tenant will be the property of Tenant until the expiration or sooner termination of this Lease, at which time all such alterations, improvements and additions will remain on the Leased Premises and become the property of Landlord without payment therefor by Landlord, unless prior to the termination of this Lease, Landlord will give notice to Tenant to remove the same; in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Leased Premises caused by the installation and removal thereof.

7. COMPLIANCE WITH LAWS; PERMITTED ACTIVITIES. Tenant, at its sole cost and expense, will comply with all laws, ordinances and regulations of federal, state and local authorities and with any direction of any public officer(s), which will impose any violation, order or duty upon Tenant with respect to the Leased Premises or the use and occupancy thereof, including, but not limited to, obtaining any and all licenses and permits required for the conduct of its business within the terms and conditions of this Lease.
Tenant will not do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of fire or other insurance policy covering the Leased Premises or any part thereof. In the event of any such increase of an existing rate of insurance, or cancellation of any insurance policy, Tenant will bear the full cost of said increase upon presentation by Landlord.
8. LANDLORD’S RIGHT TO ENTRY. Landlord and persons authorized by Landlord may enter the Leased Premises at all reasonable times for the purpose of making such inspections, repairs, alterations to adjoining space, appraisals as Landlord may require or for other reasonable purposes including, but not limited to, exhibiting Leased Premises to prospective purchasers, tenants and/or mortgagees and enforcement of Landlord’s rights under Lease. Landlord will not be liable for inconvenience to, or disturbance of Tenant by reason of any such entry. Notwithstanding the foregoing, Landlord will use reasonable efforts, during such entry to not unreasonably interfere with Tenant’s use of the Leased Premises, and will provide Tenant with advance notice except in the event of an emergency.
9. DAMAGE BY FIRE OR OTHER CASUALTY. In the event of any damage or loss to the Leased Premises by reason of fire or other casualty, Tenant will give immediate notice thereof to Landlord. If the Leased Premises are partially damaged or destroyed by fire or other casualty, Landlord will notify Tenant within thirty (30) days after the fire or casualty, whether or not the Leased Premises can be restored within one hundred twenty (120) days from such notice. In the Landlord’s sole judgment, if the Leased Premises can be restored within one hundred twenty (120) days, Landlord will restore the same at Landlord’s expense and will use its best efforts to complete restoration within said time period. In the event the damage cannot be restored within one hundred twenty (120) days, either party, by written notice to the other within five (5) days after receipt of such notice, to be effective thirty (30) days after receipt of such notice, may terminate this Lease and all obligations hereunder. Notwithstanding the foregoing, in no event will Landlord be obligated to expend for any repairs or restoration an amount in excess of the insurance proceeds recovered by Landlord on account of such damage or destruction.

In the event of repair or restoration as herein provided, Minimum Rent and Additional Rent will be abated equitably, in a manner proportionate with the degree in which Tenant’s use of the Leased Premises is impaired commencing the date of destruction and continuing during the period of restoration. Tenant will continue operation of its business in the Leased Premises during any such period to the extent commercially practicable and the obligation of Tenant hereunder to pay all other charges set forth herein will remain in full force and effect. Tenant will not be entitled to actual or consequential damages or other compensation or damages from Landlord for loss of use of the whole or any part of the Leased Premises, or the Building which forms a part of the Leased Premises, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage or reconstruction. Notwithstanding the foregoing to the contrary, if any such fire or other casualty is as a result of the negligence or willful acts of Tenant, Tenant will not have the right to terminate this Lease as aforesaid, and Tenant will, at Tenant’s sole cost and expense, promptly repair and restore the Leased Premises, and any portion of the Building so damaged as a result of Tenant’s conduct.
10. INDEMNIFICATION. Tenant will defend, indemnify and hold Landlord harmless from and against any and all loss, cost, liabilities, penalties, damages, expenses (including reasonable attorneys’ fees) and judgments, which may be imposed upon, incurred by, or asserted against Landlord by reason of any violation by Tenant of the provisions of this Lease, or any injury to persons or property of any nature and however caused, arising out of the use, occupancy and control of the Leased Premises at any time during the Term of this Lease or any extension thereof, unless caused by the willful act or gross negligence of Landlord.
Landlord will defend, indemnify and hold Tenant harmless from and against any and all loss, cost, liabilities, penalties, damages, expenses (including reasonable attorneys’ fees) and judgments, which may be imposed upon, incurred by, or asserted against Tenant by reason of any violation by Landlord of the provisions of this Lease, or any injury to persons or property of any nature and however caused, arising out of the use, occupancy and control of the Leased Premises at any time during the Term of this Lease or any extension thereof, unless caused by the willful act or gross negligence of Tenant.
11. CONDEMNATION. If more than twenty-five percent (25%) of the floor area of the Leased Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease will, at either party’s option, upon written notice to the other within fifteen (15) days of the date of such taking or condemnation, terminate as of the date the right of possession in the Leased Premises or portion thereof terminates. The Minimum Rent and Additional Rent herein reserved will be apportioned and paid in full by Tenant to Landlord to that date and all Minimum Rent and Additional Rent prepaid for periods beyond that date will forthwith be repaid by Landlord to Tenant and neither party will thereafter have any liability hereunder.
If less than twenty-five percent (25%) of the floor area of the Leased Premises is taken, or if neither Landlord nor Tenant has elected to terminate this Lease pursuant to the above paragraph, Minimum Rent and Additional Rent will be equitably reduced in proportion to the area of the Leased Premises which has been take for the balance of the Term.
If all or part of the Leased Premises are taken or condemned, Landlord will be entitled to all compensation awarded upon such condemnation or taking, and Tenant will have no claim thereto,

and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation or damages to which Tenant may be entitled by reason of the condemnation of all or a part of the Leased Premises, or the leasehold estate. Notwithstanding the foregoing, Tenant will have the right to make a claim for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under New Jersey law, provided such payment does not reduce the award otherwise payable to Landlord.
12. MECHANICS LIENS. Tenant will promptly pay all contractors and material men for work ordered by Tenant or performed for Tenant’s account, so as to minimize the possibility of a lien attaching to the Leased Premises. In the event of any such lien is created or filed, Tenant will bond against or discharge the same within ten (10) days after written request by Landlord. Nothing herein contained will be construed as a consent on the part of the Landlord to subject the fee or the estate of Landlord to liability under the Mechanics Lien Law of New Jersey for work ordered other than by Landlord, it being expressly understood that Landlord has not consented to any such work and Landlord’s estate will not be subject to such liability.
13. LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS. If Tenant will any time fail to pay any charge or imposition or perform any other act on its part to be perf`ormed, then Landlord, after ten (10) days’ written notice to Tenant and without waiving or releasing Tenant from any obligations hereunder, may pay such charge or sum of money or make any other payment or perform any other act on Tenant’s part to be made or performed, and may enter upon the Leased Premises for any such purpose, and take all such action thereon as may be necessary therefor. All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at a rate which is one percent (1%) per annum higher than “New York Prime” as announced from time to time in the Wall Street Journal or similar publication, from the respective dates of Landlord’s making of each such payment or incurring of each such cost and expense, will constitute Additional Rent payable by Tenant thereof or otherwise as in the case of default in the payment of Minimum Rent or Additional Rent reserved in this Lease.
14. SUBORDINATION; RIGHTS OF MORTGAGEE. This Lease will be subject and subordinate at all times to the lien of any mortgages and/or ground leases now or hereafter placed upon the Leased Premises or Building which forms a part of the Leased Premises, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant agrees to execute and deliver, upon demand, such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and/or ground lease and such further instrument or instruments of attornment as will be desired by any mortgagee or proposed mortgagee or by any other person.

15. TENANT’S CERTIFICATE. Tenant agrees at any time and from time-to-time, within five (5) days after Landlord’s written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying the Lease is unmodified and in full force and effect (or if there have been modifications, it is in full force and effect as modified and stating the modifications); the dates to which Minimum Rent, Additional Rent, or other charges have been paid in advance, if any; whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in the performance of any covenant, agreement or condition contained in the Lease and, if so, specifying each such default of which the signer may have knowledge; and such other information as Landlord may request. It is intended that any such certification and statement delivered pursuant to this Paragraph 15 may be relied upon by any prospective purchaser or any mortgagee of the Leased Premises or Building or any part thereof or interest thereon or any assignee of Landlord’s interest in this Lease.
16. DEFAULT BY TENANT. Landlord will provide Tenant advance written notice in the event of any default. Tenant will have ten (10) days to cure in the event of a monetary default, and thirty (30) days to cure in the event of a non-monetary default. Any one or more of the following will constitute a default by Tenant hereunder, if Tenant during the original Term of this Lease, or any renewal or extension thereof:
(A)	Does not pay in full within ten (10) days after notice is given of all Minimum Rent, Additional Rent, expenses and charges under this Lease; or,
(B)	Violates, fails to perform, or otherwise breaches any term, covenant or condition of this Lease and same is not cured after notice thereof; or,
(C)	Permits leasehold estate or any property of Tenant to be exposed for sale or judgment or execution process by sheriff, marshal, or constable; or,
(D)	Becomes insolvent, makes an assignment for the benefit of creditors, is adjudicated, files a bill in equity, otherwise initiates proceedings for the appointment of a receiver of its assets, files a voluntary petition under the provisions of the United States Bankruptcy Court or under the insolvency laws of any state, which involuntary petition is not discharged within sixty (60) days of filing. In such instances, Landlord may immediately have the rights set forth in Section 17 below, without any further notice; or,
(E)	Records or attempts to record this Lease in any office of public recording; or,

(F)	Assigns or sublets this Lease, except as permitted herein; or,

(G)	Fails to move into or take possession of the Leased Premises upon commencement of the Term and does not pay rent.
17. REMEDIES OF LANDLORD. This Lease and term of the estate hereby granted are subject to the conditional limitation that in the event of a default by Tenant, at the sole option of Landlord, Landlord may in addition to all other rights and remedies available to it by law or equity or by any other provision of this Lease, at any time pursue once or more often any or all of the following remedies:
(A)	Acceleration of Rent: Minimum Rent for the entire balance of the Term hereof and any Additional Rent, expenses and charges payable under the Lease, together with all costs and expenses, will become immediately due and payable as if by the terms and provisions of this Lease said balance of Minimum Rent, Additional Rent and other expense and charges and every part thereof were on that date payable in advance; and,
(B)	Termination: Whether or not Landlord has accelerated Minimum Rent and Additional Rent, this Lease and the Term hereby created will, at the sole option of Landlord and without waiver of any other rights of Landlord contained herein, terminate and become absolutely void without any right on the part of Tenant to save the forfeiture by payment of any sum due or by the performance of any provisions of this Lease. Tenant will thereupon quit and surrender possession of the Leased Premises to Landlord in the condition required herein and Tenant will remain liable to Landlord as herein required; and,
(C)	Suit for Possession/Reletting of Leased Premises: In any case in which this Lease will have been terminated, or in any case in which Landlord will have elected to accelerate the Minimum Rent and/or Additional Rent and any portion of such sums will remain unpaid, Landlord may, without further notice, enter upon and repossess the Leased Premises, by due process of law, by summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Leased Premises, or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms (which may include concessions or free Minimum Rent) as Landlord in its sole discretion and good faith may determine. In with any such reletting, Landlord may cause the Leased Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting will be deemed a surrender or acceptance of the Leased Premises.
(D)	Measure of Damages: Tenant will, with respect to all periods of time up to and including the expiration of the Term (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:
(1)	In the event of termination of this Lease on account of Tenant’s default or breach, Tenant will remain liable to Landlord as agreed for liquidated damages (and not as a penalty) an amount equal to the Minimum Rent, Additional Rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting actually collected, after deducting all costs incident thereto (including, without limitation, all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting), and to the extent such liquidated damages will not have been recovered by Landlord by virtue of payment by Tenant of any accelerated Minimum Rent and/or Additional Rent (but without prejudice to the right of Landlord to demand and receive such Minimum Rent and/or Additional Rent), such liquidated damages will be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

(2)	In the event and so long as this Lease will not have been terminated after default or breach by Tenant, Minimum Rent, Additional Rent and all other charges payable under this Lease will be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the accelerated Minimum Rent, Additional Rent and other charges paid by Tenant to Landlord, and any amount due to Landlord will be payable monthly upon presentation to Tenant of a bill for the amount due.
(E)	Responsibility to Relet: Landlord agrees to use best efforts to relet the Leased Premises and to mitigate any losses. However, Landlord will in no event be responsible or liable for any failure to relet the Leased Premises, or any part thereof, or for any failure to collect any Minimum Rent, Additional Rent or other sum due upon a reletting.
(F)	Remedies Cumulative: All of the remedies herein given to Landlord and all rights and remedies given to Landlord by law and equity will be cumulative and concurrent. It is understood and agreed that termination of this Lease or the taking or recovering of the Leased Premises will not deprive Landlord of any of Landlord’s remedies or actions against Tenant for Minimum Rent and Additional Rent due at the time or which, under terms hereof, would in the future become due as if there had been no termination, nor will the bringing of any action for Minimum Rent, Additional Rent, or other charges, or breach of covenant, or resorting to any other remedy herein provided the recovery of Minimum Rent or Additional Rent be construed as a waiver of the right to obtain possession of the Leased Premises.
18. DEFAULT BY LANDLORD. In the event of any failure by Landlord to perform any material term, condition, covenant or obligation of this Lease, which failure is not cured within thirty (30) days after Landlord receives written notice of such failure from Tenant (provided, however, that if such failure is of such a nature that it cannot, using reasonable diligence, be cured with said period, such failure shall not constitute a default of this Lease by Landlord if Landlord diligently and continuously pursues the same to completion thereafter), Tenant, in addition to all other rights and remedies to which Tenant may be entitled under this Lease, at law or in equity, shall have the right to terminate this Lease, effective upon the delivery of notice thereof to Landlord in which event Tenant shall have no further liabilities or obligations hereunder.
19. LIMITED LIABILITY OF LANDLORD. Tenant agrees the obligations of Landlord under and with respect to this Lease do not constitute personal obligations of Landlord, or any of its principals, and shall not create or involve any claim against, or personal liability on the part of any of them, and Tenant shall look solely to Landlord’s interest in the Leased Premises for satisfaction of any liability of Landlord in respect to this Lease.
20. SECURITY DEPOSIT. Tenant will pay Landlord a sum as indicated on the first page of Lease as collateral security for payment of Minimum Rent and Additional Rent and for the faithful performance by Tenant of all other terms, covenants and conditions of this Lease. The amount of said deposit (less such portion thereof as Landlord will have retained to make good any default by Tenant with respect to any of Tenant’s aforesaid obligations) will be repaid to Tenant, without, interest, within sixty (60) days after Tenant provides landlord with written request to return said Security Deposit and Landlord has inspected the Leased premises after Tenant has vacated same; provided, however, Tenant will have made all such payments and performed all such terms, covenants and conditions of this Lease. Upon any default by Tenant hereunder, all or part of said deposit may, at any time and in Landlord’s sole discretion and without prejudice to any rights Landlord has hereunder, be applied on account of such default, and thereafter Tenant will restore the resulting deficiency in said deposit within ten (10) days notice of Landlord’s application. Tenant’s failure to restore said deficiency will constitute a default hereunder. In the event of any sale or transfer of Landlord’s interest in the Building, Landlord will have the right to transfer the security deposit to the purchaser or transferee and upon such transfer Tenant will look only to the new landlord for the return of the security deposit and Landlord will thereupon be released from all liability for the return of the security deposit.
21. ASSIGNMENT OR SUBLEASE BY TENANT. Tenant will not assign this Lease or sublease all or any part of the Leased Premises without Landlord’s prior written consent, excluding affiliates of the Tenant, which will not be unreasonably withheld, it being understood and agreed however it will not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord. One half of any sum received by Tenant as a result of such subletting or assignment which exceeds the total sums Tenant is obligated to pay Landlord under this Lease will be payable to Landlord as additional rent. The consent by Landlord to sublet or assignment will not constitute consent to any further sublease or assignment. Any sublessee or assignee must agree to be bound by all of the terms and provisions of this Lease. In addition, any permitted assignment or subleasing will not relieve Tenant from its liability under the terms and conditions of this Lease. Tenant will give Landlord a copy of the sublease, both prior to, and upon execution thereof.
22. SUCCESSORS. All rights and liabilities herein given to or imposed upon the respective parties will extend to and be binding upon their heirs, legal representatives, successors and assigns, if permitted under Section 21, except as otherwise provided
23. WAIVER. Failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances will not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options but the same will be and remain in full force and effect.
24. ENTIRE AGREEMENT. This Lease sets forth all terms, covenants and conditions between Landlord and Tenant concerning the Leased Premises and there are no terms, covenants and conditions, either oral or written, between the parties other than herein set forth. Except as otherwise provided, no subsequent alteration, amendment, change or addition to this Lease will be binding upon Landlord or Tenant unless reduced to writing and signed by them.

25. LANDLORD’S COVENANT OF QUIET ENJOYMENT. Landlord covenants and agrees that, upon Tenant’s payment of Minimum Rent and any Additional Rent and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises for the Term of this Lease, without hindrance or molestation by anyone claiming by or though Landlord; subject, nevertheless to the terms, covenants and conditions of this Lease.
26. NO RECORDATION. Tenant will not record or attempt to record this Lease or any memorandum thereof in any office of public recording.
27. ENVIRONMENTAL CONCERNS. Other than normal office storage, Tenant will not store, handle, spill or discharge any hazardous or toxic substances or wastes at, on or about the Leased Premises or the Building, and will indemnify, defend and save harmless the Landlord from all fines, suits, procedures, claims, actions, damages and liability of any kind (including attorneys’ fees) arising out of or in any way connected with the storage or handling by the Tenant of, or any spills or discharges by the Tenant of, hazardous or toxic substances or wastes at, on or about the Leased Premises or the Building during the term of this Lease. Landlord is responsible for any preexisting conditions within the Building, and, to the best of Landlord’s knowledge, assures Tenant there are no known hazardous materials, including asbestos, within the Building.
Tenant’s obligations and liabilities under this paragraph will survive the term of this Lease, and will continue so long as Landlord may remain responsible for any spills or discharges of hazardous substances or wastes at the Leased Premises which occur during the term of this Lease. Tenant’s failure to abide by the terms of this paragraph will be restrainable by injunction.
28. SIGNS. Landlord will obtain all door and directory signs for Tenant after Tenant has indicated in writing to Landlord how each sign should read. Landlord will bill Tenant for all signage Tenant so desires once it has been received and installed. All signs will conform to all applicable municipal ordinances and regulations. Should Tenant request further signage over and above the customary signage at said location, Landlord agrees to assist Tenant with any applications of any municipal filings, etc., to be born by Tenant herein. Tenant will install no sign without prior approval of Landlord herein.
29. HOLDOVER. In the event Tenant will give notice, as stipulated above, of its intention to vacate the Leased Premises at the end of the present term or any renewal or extension thereof, and will fail or refuse so to vacate the same on the date designated by such notice, Landlord, at its option, may treat Tenant as a holdover tenant, in which event Tenant will pay Landlord: (i) as agreed liquidation damages (and not as a penalty) for such wrongful retention, an amount equal to twice the Minimum Rent and twice the Additional Rent then in effect for the time Tenant thus remains in possession, and (ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s wrongful retention. If Tenant remains in possession with the consent of Landlord all the terms and conditions of this Lease will continue thereafter with full force precisely as if such notice had not been given and Minimum Rent will be adjusted as set forth in this Section.
30. UTILITIES & SERVICES. Landlord herein will be solely responsible for payment of all utilities used within the Leased Premises and will make all arrangements for activating same.
31. TENANT IMPROVEMENTS. At no additional expense to Tenant, Landlord will paint interior walls (color and quality to be approved by Tenant), install building standard carpet (color will be selected by Tenant), remove current wall between reception and balance of office, repair/replace lamps and/or ballasts so all light fixtures are working properly, replace stained/damaged ceiling tiles and present Tenant with a clean, functioning business office.
32. OPTION TO RENEW. Provided Tenant is not in default under any of the terms, covenants, provisions, agreements and conditions of this Lease effective the termination date of the current Lease Term, Tenant will have the right to renew the Term for one (1) additional period of three (3) years (the “Renewal Term”), on all of the same conditions as are in force immediately prior to the expiration of the Term, except that the Minimum Rent payable during the Renewal Term will be:

05/01/2011-04/30/2012:	$51,756 per year; $4313 per month
05/01/2012-04/30/2013:	$54,000 per year; $4500 per month
05/01/2013-04/30/2014:	$56,256 per year; $4688 per month
Tenant must provide Landlord written notice ninety (90) days in advance of the termination date of the current Lease Term if Tenant’s intent is NOT to exercise the Option to Renew. Tenant understands and agrees that time, whenever mentioned is of the essence.
33. NO SMOKING POLICY. The Building referenced within this Lease Agreement is a smoke free building. Smoking is only permitted in designated areas outside the Building. Smokers are responsible for placing related trash and debris in the receptacles provided. Smoking is not permitted within the Leased Premises.
34. RULES AND REGULATIONS. See Exhibit 1 attached hereto
IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD: 1101 ASSOCIATES, LP		TENANT: TRM CORPORATION

BY:	/s/ Howard E. Needleman	BY:	/s/ Richard Stern

	Howard E. Needleman, GP		Richard Stern, President & CEO

EXHIBIT 1
RULES AND REGULATIONS
1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishes, or contents of the Building, and Tenant will comply with Landlord’s reasonable requirements relative to such systems and procedures.
2. The sidewalks, halls, passages, exits entrances, elevators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances elevators, and stairways are not for the general public, and Landlord will in all cases retain the right to control and prevent access to such halls, passages, exits entrances, elevators, and stairways of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building except such roof or portion of such roof as may be contiguous to the Premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area. No tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.
3. No sign, placard, picture, name, advertisement, or written notice visible from the exterior of Tenant’s Premises will be inscribed, painted, affixed, or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors (see Lease Agreement). Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the Tenant by a person approved by Landlord. Other than draperies expressly permitted by Landlord and building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.
4. No cooking will be done or permitted by any tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the tenant of microwave ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.
5. No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for the purpose of cleaning it. No tenant will cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Should Tenant’s actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.
6. The toilet rooms, toilets, urinals, washbowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees caused the same.
7. No tenant, or tenant’s invitees or licensees will in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.
8. No tenant will alter, change, replace or rekey any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks will be installed or changed by Landlord following tenant’s written request to Landlord and will be at Tenant’s expense. All new locks and rekeyed locks will remain operable by Landlord’s pass (master) key. Landlord will furnish each tenant, free of charge, with two (2) keys to each suite entry door lock on the Premises. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the Premises and Building that have been furnished to such tenant.
9. Any elevator within the Building will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord and Landlord will not be responsible for the loss or damage of any such property.
10. No tenant will use or keep in the Premises or the Building kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities or such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required by tenant’s normal operations in the Premises, which shall be stored in accordance with applicable law. Without Landlord’’ written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord. No tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.
11. Tenant shall not, prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mover, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mover, mechanic or laborer or such materials would, in Landlord’s opinion, create any difficulty, strike or jurisdictional dispute with other contractors, movers, mechanics or laborers engaged by Landlord, tenants, or others, or would in any disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building, Project or any part thereof. Any tenant, upon demand by Landlord shall cause all contractors, movers, mechanics, laborers or materials causing such interference, difficulty or conflict to leave or be removed from the Project immediately.
12. Landlord will have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant will refrain from or discontinue such advertising.
13. Tenant will not bring any animals (except “Seeing Eye” dogs) or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.
14. All persons entering or leaving the Building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as Landlord may establish and modify from time to time. No entry door to the Building may be propped in an open position during those hours that the Building is secured and the Building entrance doors are locked. Landlord reserves the right to limit reasonably or restrict access to the building during such time periods.
15. Each tenant will store all its trash and garbage within its Premises. No liquids will be place in trashcans. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each tenant and such items may not be disposed of in the Building trash receptacles nor will they be removed by the Building’s janitorial service, except at Landlord’s sole option and at the tenant’s expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building receptacles. Upon tenant’s vacancy, tenant will be responsible for the removal of all trash, belongings, furnishings, files, etc.; such items will not be placed in the Building’s receptacles.
16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each tenant will cooperate to prevent the same.
17. The requirements of the tenants will be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of Landlord or Landlord’s agent will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
18. A directory of the Building will be provided for the display of the name and location of tenants only. All entries on the Building directory display will conform to standards and style set by Landlord in its sole discretion. Space on any exterior signage will be provided in Landlord’s sole discretion. No tenant will have any right to the use of any exterior sign.
19. Tenant will not conduct itself in any manner that is inconsistent with the character of the Building, as a first quality building or that will impair the comfort and convenience of other tenants in the Building. Tenant will not allow and/or make improper noises or disturbances of any kind. Tenant will not allow and/or will not sing, play or operate any musical instrument, radio or television without consent of Landlord, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.
20. In order to insure proper use and care of the Building and/or Premises, Tenant shall not:
(a)	mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building and/or Premises;
(b)	place anything on the outside of the Building, including roof setbacks, window ledges and other projections, or drop anything from the windows, stairways or parapets, or place trash or other matter in the halls, stairways, elevators or light wells of the Building;
(c)	cover or obstruct any window, skylight, door or transom that admits light;

(d)	interfere with the heating or cooling apparatus;

(e)	leave rooms without locking doors, stopping all office machines and extinguishing all lights;

(f)	use any electric heating device without prior written permission by Landlord;
(g)	install call boxes, or any kind of wire in or on the Building without Landlord’s prior written consent and direction;
(h)	manufacture any commodity or prepare or dispense any foods or beverages, tobacco, drugs, flowers or other commodities or articles without the prior written consent of Landlord;
(i) secure duplicate keys for rooms or toilets, except from Landlord;
(j)	place any weights in any portion of the Building beyond the safe carrying capacity of the structure;
(k) place door mats in public corridors without prior written consent of Landlord, and/or,

(m) allow the use of rooms within the Premises as sleeping apartments.
21. Tenant (including tenant’s employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the parking areas. The parking areas will not be used by Tenant, its agents, or employees, for overnight parking of vehicles, except with Landlord’s prior consent. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak oil, grease, gasoline, or any other fluids. If any of the parking spaces are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonable objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.
22. No act or thing done or committed to be done by Landlord or Landlord’s agent during the term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by Landlord of any tenant nor will it be deemed an acceptance of surrender of the Premises by any tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the termination or surrender.
23. Neither Tenant, nor any of its sublessees or permitted assigns, nor any agents or employees of Tenant or its sublessees or permitted assigns, nor other person or entity will under any circumstances allow entry onto the Premises by (i) any inmates of any prison or other correctional facility, (ii) any in-patients of any psychiatric facility, (iii) any person who is physically restrained (e.g., by handcuffs, shackles, straight jackets or under guard) at the time he or she enters the Premises, or (iv) any other person who is in the custody of any governmental authority.
24. In these Rules and Regulations, the term “tenant” includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.
25. Landlord may waive any one or more of these Rules and Regulations for the benefit of a particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from enforcing any such Rules and Regulations against any or all of the tenants of the Building after such waiver.
26. These Rules and Regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.
27. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.